UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
February 24, 2016

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 24, 2016 the Company received notice that the staff of NYSE Regulation had determined to delist the Warrants (expiring March 6, 2017) of India Globalization Capital, Inc. with ticker symbol IGC WS from the NYSE MKT.  Trading in the Company’s warrants on the NYSE MKT was suspended immediately.  The NYSE Regulation determined that the warrants are no longer suitable for listing pursuant to Section 1003 of the NYSE MKT Company Guide, due to their abnormally low trading price.

The Company does not expect to appeal the Staff’s delisting determination.  The Company expects to list the warrants on the OTC market, where its units currently trade. The Company’s common stock, IGC, will continue to be listed on the NYSE (MKT).

On February 29, 2016, the Company issued a press release announcing the delisting of the warrants. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statement and Exhibits.

(a)            Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number        Exhibit Description

99.1	Press release issued by India Globalization Capital, Inc. on February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 29, 2016	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer